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                                                                    EXHIBIT 99.1

                                                        P R E S S  R E L E A S E



      Contact:  Catherine Taylor                  Deidre Moore
                Director of Investor Relations    Director of Public Relations
                (978) 684-3832                    (978) 684-3655
                ctaylor@cmgi.com                  dmoore@cmgi.com
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                    CMGI ANNOUNCES TWO-FOR-ONE STOCK SPLIT

ANDOVER, MASS., DECEMBER 15, 1999 - CMGI, Inc. (Nasdaq: CMGI) today announced that the Company's Board of Directors has approved a two-for-one common stock split to be effected in the form of a stock dividend. The dividend will be distributed on January 11, 2000 to stockholders of record as of the close of business on December 28, 1999.

CMGI stock closed at $205.75 on December 14, 1999. As of December 14, 1999, CMGI had approximately 122,974,590 shares of Common Stock outstanding.

ABOUT CMGI

With more than 50 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

CMGI's majority-owned operating companies include Engage Technologies (Nasdaq:
ENGA), NaviSite (Nasdaq: NAVI), 1ClickBrands, 1stUp.com, Activate.net, Activerse, Adsmart, AltaVista, CMGI Solutions, iCAST, Magnitude Network, MyWay.com, NaviNet, SalesLink, Tribal Voice and ZineZone. The company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Chemdex (Nasdaq: CMDX), MotherNature.com (Nasdaq: MTHR), Asimba.com, AuctionWatch.com, Aureate Media, blaxxun, BizBuyer.com, Boatscape.com, buyingedge.com, CarParts.com, CraftShop.com, eCircles.com, eGroups.com, EXP.com, FindLaw, Furniture.com, HotLinks, INPHO/HomePriceCheck.com, Intelligent/Digital, KOZ.com, Mondera.com, MyFamily.com, NextMonet.com, NextPlanetOver.com, Oncology.com, OneCore.com,
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PlanetOutdoors.com, Productopia, Raging Bull, SnapFish.com, Speech Machines,
ThingWorld.com, Vicinity, Virtual Ink, Visto, Vstore and WebCT.

CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax: 978-684-3814. Additional information is available on the company's Web site at http://www.cmgi.com.
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